Exhibit 10.24

FOUNDER LTIP UNIT GRANT NOTICE

UNDER THE

pjt partners holdings lp LIMITED PARTNERSHIP AGREEMENT AND

THE PJT Partners Inc. 2015 OMNIBUS INCENTIVE PLAN

(Founder LTIP Unit Grant)

PJT Partners Holdings LP (the “Partnership”), pursuant to the PJT Partners Inc. 2015 Omnibus Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”) and the Partnership’s Second Amended and Restated Limited Partnership Agreement, dated as of October 1, 2015 (as amended, modified or supplemented from time to time, the “LPA”) hereby grants to the Participant set forth below the number of Founder LTIP Units set forth below.  The Founder LTIP Units are subject to all of the terms and conditions as set forth herein, in the Founder LTIP Unit Grant Agreement (attached hereto) and the LPA, all of which are incorporated herein in their entirety. The Founder LTIP Units are subject to the terms and conditions set forth in the Plan and the Plan is incorporated herein, except as otherwise provided in Section 11 of the Founder LTIP Unit Grant Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the LPA.

Participant:	[Name]

Date of Grant:	October 1, 2015

Number of Founder LTIP Units:	[Insert No. of Founder LTIP Units Granted]

Normal Vesting Schedule:

Provided the Participant has not undergone a Termination at the time of each applicable vesting date (or event):

•    20% of the Founder LTIP Units will vest on October 9, 2017;

•    30% of the Founder LTIP Units will vest on October 9, 2018; and

•    50% of the Founder LTIP Units will vest on October 9, 2019;

provided, however, that Founder LTIP Units will become 100% vested upon a Change in Control (as defined in the Plan) that occurs prior to the Participant undergoing a Termination.

Treatment upon Termination:

In the event of a Termination other than by the Participant without Good Reason, by the Partnership for Cause or due to Participant’s death, then all of the Participant’s unvested Founder LTIP Units will remain outstanding and continue to vest in accordance with the scheduled vesting dates during the Restriction Period; provided, further, that all of the Participant’s Founder LTIP Units shall fully vest upon the earliest of (x) the expiration of the Restriction Period, (y) the Participant’s death and (z) a Change in Control.

In the event of the Participant’s Termination due to death, all of the Participant’s Founder LTIP Units shall immediately become fully vested.

Forfeiture Events:

In the event of the Participant’s breach of Section I.A., I.B. or I.C. of that certain Partner Non-Competition and Non-Solicitation Agreement between the Participant and the Partnership dated [       ], that is not cured within thirty (30) days following written notice specifying any such breach in reasonable detail, any then unvested Founder LTIP Units shall be forfeited automatically without further action.

In the event of a Termination by the Participant without Good Reason or by the Partnership for Cause, any then unvested Founder LTIP Units shall be forfeited automatically without further action.

Distributions:

For so long as the Founder LTIP Units remain outstanding, the Participant shall be entitled to receive distributions on both vested and unvested Founder LTIP Units in accordance with the terms of the LPA.

Definitions:	“Cause” shall have the meaning set forth in the Partner Agreement.

“Change in Control” shall have the meaning assigned to such term under the Plan.

“Founder LTIP Unit” shall have the meaning set forth in the LPA.

“Good Reason” shall have the meaning set forth in the Partner Agreement.

“Partner Agreement” means that certain partner agreement by and between the Participant and PJT Partners Holdings LP, as amended, modified or supplemented from time to time.

“Restriction Period” shall have the meaning set forth in the Partner Agreement.

“Termination” shall mean the Participant’s termination of service with the Partnership and its affiliates.

*     *     *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS FOUNDER LTIP UNIT GRANT NOTICE, THE FOUNDER LTIP UNIT GRANT AGREEMENT, THE LPA AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF FOUNDER LTIP UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS FOUNDER LTIP UNIT GRANT NOTICE, THE FOUNDER LTIP UNIT GRANT AGREEMENT, THE LPA AND THE APPLICABLE PROVISIONS OF THE PLAN.

Participant

PJT Partners holdings lp

By:	PJT Partners Inc., its general partner

By:	James W. Cuminale
Title:	General Counsel

FOUNDER LTIP UNIT GRANT AGREEMENT

UNDER THE

PJT Partners Inc.

2015 OMNIBUS INCENTIVE PLAN AND

PJT PARTNERS HOLDINGS LP LIMITED PARTNERSHIP AGREEMENT

(Founder LTIP Unit Grant)

Pursuant to the Founder LTIP Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Founder LTIP Unit Grant Agreement (this “Founder LTIP Unit Grant Agreement”), the PJT Partners Inc. 2015 Omnibus Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”) and the PJT Partners Holdings LP Second Amended and Restated Limited Partnership Agreement, dated as of October 1, 2015 (as amended, modified or supplemented from time to time, the “LPA”), PJT Partners Holdings LP (the “Partnership”) and the Participant agree as follows.  Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan, the LPA or in the Grant Notice, as applicable.

1. Grant of Founder LTIP Units.  Subject to the terms and conditions set forth herein and the applicable terms and conditions set forth in the Plan, the Partnership hereby grants to the Participant the number of Founder LTIP Units provided in the Grant Notice.  The Partnership reserves all rights with respect to the issuing of additional Founder LTIP Units hereunder and makes no implied promise to grant additional Founder LTIP Units.

2. Vesting.  Subject to the terms and conditions contained herein and the applicable terms and conditions set forth in the Plan, the Founder LTIP Units granted under any Grant Notice shall vest and the restrictions on such Founder LTIP Units shall lapse as provided in the applicable Grant Notice.

3. Partnership; Participant.

(a) The term “Partnership” as used in this Founder LTIP Unit Grant Agreement with reference to employment shall include the Partnership and its affiliates.

(b) Whenever the word “Participant” is used in any provision of this Founder LTIP Unit Grant Agreement under circumstances where the provision should logically be construed to apply to the Personal Planning Vehicles, the Permitted Transferees, the executors, the administrators, or the person or persons to whom the Founder LTIP Units may be transferred as otherwise contemplated under the LPA, by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

4. Non-Transferability. The Founder LTIP Units are not transferable by the Participant except in accordance with Section 8.03 of the LPA.  Except as otherwise provided herein, no purported assignment or transfer of the Founder LTIP Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Founder LTIP Units shall terminate and become of no further effect.

5. Notice.  Every notice or other communication relating to this Founder LTIP Unit Grant Agreement between the Partnership and the Participant shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Partnership shall be mailed or delivered to the Partnership at its principal executive office, to the attention of the Office of the General Counsel, and all notices or communications by the Partnership to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Partnership’s records.  Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

6. No Right to Continued Service.  This Founder LTIP Unit Grant Agreement does not confer upon the Participant any right to continue as an employee, partner or other service provider to the Partnership.

7. Binding Effect.  This Founder LTIP Unit Grant Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

8. Waiver and Amendments.  Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Founder LTIP Unit Grant Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Partnership’s behalf by the Committee.  No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

9. Governing Law. This Founder LTIP Unit Grant Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Notwithstanding anything contained in this Founder LTIP Unit Grant Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Partnership relating to this Founder LTIP Unit Grant Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

10. LPA. The terms and provisions of the LPA are incorporated by reference and made a part of this Founder LTIP Unit Grant Agreement as though set forth in full herein.  In the event of a conflict or inconsistency as between this Founder LTIP Unit Grant Agreement and the LPA, the LPA shall govern and control in all cases.  By execution of this Founder LTIP Unit Grant Agreement, the Participant hereby irrevocably constitutes and appoints the Partnership as such Participant’s true and lawful agent and attorney in fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record, and file the LPA in the form of Exhibit A attached hereto.

11. Plan.  Pursuant to Section 13(q) of the Plan, in the event of a conflict or inconsistency as between the Plan and the LPA or as between the Plan and this Founder LTIP Unit Grant Agreement (including the Grant Notice), the LPA and this Founder LTIP Unit Grant Agreement (including the Grant Notice) shall govern and control, respectively; and the terms and provisions of the Plan are incorporated by reference and made a part of this Founder LTIP Grant Agreement as though set forth herein to the extent not so in conflict or inconsistent.  For purposes of clarity or otherwise, the following Plan provisions shall have limited or no application to the Founder LTIP Units granted hereunder, as described below:

(a)	Section 4 (Administration) of the Plan shall not apply, and instead the following provision shall apply:

The Committee shall have the power to interpret this Founder LTIP Unit Grant Agreement, and notwithstanding any provision of the Plan to the contrary (and irrespective of any conflict with the Plan), with respect to all action taken and all interpretations and determinations made by the Committee, such actions, interpretation and determinations shall be subject to de novo review in any dispute, controversy or claim initiated by the Participant (or the Participant’s heirs, successors or assigns) or the Partnership.

(b)	Section 4(c) (Administration) of the Plan shall not be construed to limit the provisions regarding reallocation of Forfeited Units under the LPA.
(c)

Section 5(c) (Grant of Awards; Shares and Partnership Interests Subject to the Plan; Limitations) of the Plan shall not be construed to limit the ability of the Founder to reallocate Forfeited Units under the LPA.

(d)	To the extent contemplated therein, the LPA shall govern and control the subject matter contained in Section 12(a) (Changes in Capital Structure and Similar Events) of the Plan.
(e)	To the extent contemplated therein, the LPA shall govern and control the subject matter contained in Section 13(a) (Amendment and Termination of the Plan) of the Plan.
(f)	To the extent contemplated therein, the LPA shall govern and control the subject matter contained in Section 13(b) (Amendment of Award Agreements) of the Plan.
(g)	To the extent contemplated therein, the LPA shall govern and control the subject matter contained in Section 13(d) (Nontransferability) of the Plan.
(h)	Section 13(e) (Dividends and Dividend Equivalents) of the Plan shall not be construed to limit the ability of the Partnership to pay Tax Distributions under the LPA.

(i)	The LPA shall govern and control the subject matter contained in Section 13(n)(i) (Government and Other Regulations) of the Plan.
(j)

Section 13(n)(ii) (Government and Other Regulations) of the Plan shall not apply except to the extent required by applicable law or the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the shares of common stock under the Plan is listed or quoted.

(k)

Section 13(y) (Clawback/Repayment) of the Plan shall not apply except to the extent required by applicable law or the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the shares of common stock under the Plan is listed or quoted.

(l)

Section 13(z) (Detrimental Activity) of the Plan shall not apply except to the extent required by applicable law or the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the shares of common stock under the Plan is listed or quoted.

(m)	Section 12(b) (Changes in Capital Structure and Similar Events) of the Plan shall not apply to the Founder LTIP Units, and the LPA shall govern and control the subject matter contained therein;
(n)	The Founder LTIP Units issued hereunder shall not constitute a “Performance Compensation Award” as defined in Section 2(nn) of the Plan.

12. Recapitalizations, Exchanges, Etc., Affecting Founder LTIP Units.  The provisions of this Founder LTIP Unit Grant Agreement shall apply, to the full extent set forth herein with respect to Founder LTIP Units, to any and all securities of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) which may be granted in respect of, in exchange for, or in substitution of the Founder LTIP Units, by reason of any dividend, distribution, combination, recapitalization, reclassification, merger, consolidation or otherwise.

13. Joinder.  The Participant is hereby joined as a party to the LPA, Exchange Agreement, Tax Receivable Agreement and Registration Rights Agreement (as defined in the Transaction Agreement), and shall execute such additional documents or certificates as the Partnership reasonably requests to evidence the same.

14. Section 83(b) Election. Within 10 days after the Date of Grant, the Participant shall provide the Partnership with a copy of a completed election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit B hereto. The Participant shall timely (within 30 days of the Date of Grant) file (via certified mail, return receipt requested) such election with the Internal Revenue Service and shall thereafter notify the Partnership that the Participant has made such timely filings.  The Participant should consult Participant’s tax advisor regarding the consequences of Section 83(b) elections, as well as the receipt, vesting, holding and sale of the Founder LTIP Units.